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                                                                    Exhibit 99.5


            SUBSCRIPTION NOTICE TO PARTICIPATE IN THE RIGHTS OFFERING
                          OF ACE AVIATION HOLDINGS INC.
                        FOR AFFECTED UNSECURED CREDITORS
                 WHO ARE HOLDERS OF AFFECTED SUBORDINATED CLAIMS

                             ("SUBSCRIPTION NOTICE")


TO:   ERNST & YOUNG INC.                 Telephone:   (204) 941-2215 (English)
      355 PORTAGE AVENUE                         or   (204) 941-2420 (French)
      P.O. BOX 2730                      Facsimile:   (204) 941-2038
      WINNIPEG, MANITOBA   R3B 2C3               or   (204) 941-2039
      (THE "MONITOR")                            or   (204) 941-2040


ALL CAPITALIZED TERMS USED HEREIN HAVE THE MEANING ASCRIBED THERETO IN THE CIRCULAR, PROXY STATEMENT AND PROSPECTUS UNLESS OTHERWISE DEFINED.

THIS SUBSCRIPTION NOTICE IS FOR USE ONLY BY AFFECTED UNSECURED CREDITORS OF ONE OF THE APPLICANTS WHO ARE HOLDERS OF AFFECTED SUBORDINATED CLAIMS WHO WISH TO SUBSCRIBE FOR ACE RIGHTS SHARES PURSUANT TO THE RIGHTS OFFERING. IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS NOT A HOLDER OF AN AFFECTED SENIOR CLAIM OR A HOLDER OF AN AFFECTED SUBORDINATED CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON BLUE COLOUR PAPER, AND IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS A HOLDER OF AN AFFECTED SENIOR CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON THE GREEN COLOUR PAPER.

THE UNDERSIGNED ACKNOWLEDGES BY EXECUTING THIS SUBSCRIPTION NOTICE THAT PARTICIPATION IN THE RIGHTS OFFERING BY AN AFFECTED UNSECURED CREDITOR WHO DOES NOT RESIDE IN ANY OF THE PROVINCES OF CANADA OR IN THE UNITED STATES WILL ONLY BE ACCEPTED BY THE MONITOR IF: (I) THE ISSUANCE OF THE ACE RIGHTS AND THE ACE RIGHTS SHARES AND THE SENDING OF THE CIRCULAR AND PROSPECTUS TO SUCH AFFECTED UNSECURED CREDITOR CAN BE MADE WITHOUT THE APPLICANTS OR ACE HAVING TO FILE A PROSPECTUS, REGISTER SECURITIES, REGISTER AS A DEALER, MAKE ADDITIONAL FILINGS, PAY ADDITIONAL FEES OR COMPLY WITH ANY OTHER SIMILAR REQUIREMENTS IN SUCH AFFECTED UNSECURED CREDITOR'S JURISDICTION, AND (II) THAT IT HAS SOUGHT LEGAL ADVICE AND THAT IT IS IN COMPLIANCE WITH THE LAWS OF ITS LOCAL JURISDICTION. IN THIS REGARD, YOU ARE URGED TO CONSULT YOUR LEGAL ADVISOR(S).

Before completing this Subscription Notice, please read carefully the instructions accompanying this notice for information on how to complete the notice properly and for instructions on how to return the notice to the Monitor.

IF THE UNDERSIGNED HAS SUBMITTED A PROOF OF CLAIM: the undersigned has a Proven Claim or a Disputed Claim, as recorded by the Monitor as of the Record Date, against one of the Applicants in the amount of $_________________.

IF THE UNDERSIGNED IS A NOTEHOLDER WHO HAS NOT SUBMITTED A PROOF OF CLAIM: the undersigned is a beneficial Noteholder of record as at July 31, 2004 (the "RECORD DATE") of $____________ notes, bonds or debentures.

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The undersigned hereby elects to receive _____________ ACE Rights Shares in an aggregate principal amount of $_________________ (the "EXERCISE PRICE").

The undersigned acknowledges that, by virtue of the Subordinated Debt Arrangement, the terms of which are incorporated into the Plan, the undersigned has agreed to reduce the undersigned's Claim to 26% of its actual value for the purposes of calculating the undersigned's Basic Allowance of ACE Rights Shares under the Rights Offering.

The undersigned also acknowledges that the following documents must be received by the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004: (1) duly completed and executed Subscription Notice, (2) full payment of the Exercise price, and (3) if the undersigned is a Noteholder, evidence satisfactory to the Monitor that the undersigned is the beneficial holder of its notes, bonds or debentures as of the Record Date, the whole in accordance with the instructions accompanying this notice. The undersigned also acknowledges that if a duly completed Subscription Notice, the payment of the Exercise Price and any documentation required to be sent to the Monitor are not received by the Monitor prior to 5:00 p.m. on August 27, 2004, this Subscription Notice shall be deemed null and void.

To the extent that the undersigned is found to have a Proven Claim and provided that the undersigned funds the Exercise Price and has duly completed a Subscription Notice in accordance with the instructions set forth herein, the undersigned further acknowledges that it will be allocated ACE Variable Voting Shares unless the undersigned is a Canadian and has filed a Residency Declaration with the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004. Where the undersigned is a Canadian and has filed a Residency Declaration with the Monitor, the undersigned acknowledges that the undersigned will be awarded ACE Voting Shares.


DATED at            this             day of                                2004.
        -----------     -------------      --------------------------------


--------------------------------------------------------------------------------
                      (Name of Affected Unsecured Creditor)


--------------------------------------------------------------------------------
                           (Creditor Reference Number)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                                   (Signature)

ERNST & YOUNG INC.
IN ITS CAPACITY AS COURT-APPOINTED MONITOR OF THE APPLICANTS
355 Portage Avenue
P.O. Box 2730
Winnipeg, Manitoba
R3B 2C3

Attention:    The Monitor
Telephone:    (204) 941-2215 (English) or (204) 941-2420 (French)
Facsimile:    (204) 941-2038 or (204) 941-2039 or (204) 941-2040

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               INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION NOTICE

1. THIS SUBSCRIPTION NOTICE IS FOR USE ONLY BY AFFECTED UNSECURED CREDITORS OF ONE OF THE APPLICANTS WHO ARE HOLDERS OF AFFECTED SUBORDINATED CLAIMS WHO WISH TO SUBSCRIBE FOR ACE RIGHTS SHARES PURSUANT TO THE RIGHTS OFFERING. IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS NOT A HOLDER OF AN AFFECTED SENIOR CLAIM OR A HOLDER OF AN AFFECTED SUBORDINATED CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON BLUE COLOUR PAPER, AND IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS A HOLDER OF AN AFFECTED SENIOR CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON THE GREEN COLOUR PAPER.

2. Affected Unsecured Creditors who wish to subscribe for ACE Rights Shares pursuant to the Rights Offering should refer to the section of the Circular entitled "Rights Offering" the Circular for a complete description of the Rights Offering.

3. Pursuant to the Subordinated Debt Arrangement, the terms of which are incorporated into the Plan, the calculations of the Basic Allowances of holders of Affected Subordinated Claims and Affected Senior Claims shall be subject to the following treatment: (i) the Claims of Affected Unsecured Creditors who are holders of Affected Subordinated Claims shall be reduced to 26% of their actual value for the purposes of calculating the Basic Allowances of such Creditors, and (ii) the remaining portions resulting from such reduction will serve to increase, on a pro rata basis, the Claims of Affected Unsecured Creditors who are holders of Affected Senior Claims for the purposes of calculating the Basic Allowances of such Creditors.

4. Pursuant to the Rights Offering, an Affected Unsecured Creditor is entitled to subscribe for ACE Rights Shares up to such Affected Unsecured Creditor's Basic Allowance. The Basic Allowance of an Affected Unsecured Creditor is calculated based on the proportion that such an Affected Unsecured Creditor's Proven Claim represents of all Proven Claims. On August 27, 2004 (the "ELECTION DATE"), Disputed Unsecured Claims will likely remain outstanding. It may not be possible for Affected Unsecured Creditors to calculate with certainty their Basic Allowance prior to sending this Subscription Notice to the Monitor.

5. The total amounts of Proven Claims and Disputed Unsecured Claims are posted on a dedicated page at www.stikeman.com/ac/ and www.aircanada.ca/notice/ (collectively, the "WEBSITE"), and such amounts are updated as Disputed Unsecured Claims are resolved. By using the total amounts of Proven Claims and Disputed Unsecured Claims, Affected Unsecured Creditors are able, using the formulas provided below, to estimate their Maximum Estimated Basic Allowance and their Minimum Estimated Basic Allowance and subscribe for ACE Rights Shares on that basis. THE MAXIMUM ESTIMATED BASIC ALLOWANCE OF AN AFFECTED UNSECURED CREDITOR REPRESENTS THE MAXIMUM NUMBER OF ACE RIGHTS SHARES THAT MAY BE AVAILABLE FOR SUBSCRIPTION BY SUCH AFFECTED UNSECURED CREDITOR UNDER THE RIGHTS OFFERING. THE MINIMUM ESTIMATED BASIC ALLOWANCE REPRESENTS THE MINIMUM NUMBER OF ACE RIGHTS SHARES THAT WILL BE AVAILABLE FOR SUBSCRIPTION BY SUCH AFFECTED UNSECURED CREDITOR UNDER THE RIGHTS OFFERING. AN AFFECTED UNSECURED CREDITOR'S BASIC ALLOWANCE WILL FALL BETWEEN SUCH AFFECTED UNSECURED CREDITOR'S MINIMUM ESTIMATED BASIC ALLOWANCE AND MAXIMUM ESTIMATED BASIC ALLOWANCE.


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6.    An Affected Unsecured Creditor who is a holder of an Affected Subordinated
      Claim wishing to calculate its Maximum Estimated Basic Allowance can do so by using the following formula:


                            A
                          ----   X   C  =  D
                            B

      Where:

      A   =  26% of the Claim of an Affected Unsecured Creditor who is a holder of an Affected Subordinated Claim, whether proven or disputed.

      B   =  The total amount of Proven Claims, plus the portion of those
             Disputed Unsecured Claims that are allowed in part (which can be found on the Website), plus the amount of any Disputed Unsecured
             Claim held by such Affected Unsecured Creditor.

      C   =  42,500,000 ACE Right Shares, representing the total number of ACE
             Rights Shares available under the Rights Offering.

      D   =  Maximum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for or its Maximum Estimated Basic Allowance, an Affected Unsecured Creditor should multiply D by $20.00.

7. An Affected Unsecured Creditor who is a holder of an Affected Subordinated Claim wishing to calculate its Minimum Estimated Basic Allowance can do so by using the following formula:

                                    E
                                  ----  X  G  =  H
                                    F


      Where:

      E  =   26% of the Proven Claim of an Affected Unsecured Creditor who is a
             holder of an Affected Subordinated Claim.

      F  =   The total amount of Proven Claims and Disputed Unsecured Claims
             (which can be found on the Website).

      G  =   42,500,000 ACE Right Shares, representing the total number of ACE
             Rights Shares available under the Rights Offering.

      H  =   Minimum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for its Minimum Estimated Basic Allowance, an Affected Unsecured Creditor should multiply H by $20.00. FOR GREATER CERTAINTY, AN AFFECTED UNSECURED CREDITOR WHO HOLDS A DISPUTED UNSECURED CLAIM WILL HAVE A MINIMUM ESTIMATED BASIC ALLOWANCE OF ZERO.

8. An Affected Unsecured Creditor may subscribe for any number of ACE Rights Shares up to its Maximum Estimated Basic Allowance. There is no assurance whatsoever that the Basic Allowance of an Affected Unsecured Creditor may be over and above its Minimum Estimated Basic Allowance. An Affected Unsecured Creditor will ultimately only be allotted the number of ACE Rights Shares representing an amount equal to such



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      Affected Unsecured Creditor's Basic Allowance as finally determined by the
      Monitor. As detailed in the Circular, excess funds deposited with the Monitor will be refunded.

9. An Affected Unsecured Creditor who subscribes for some but not all of its Basic Allowance will be deemed to have elected to waive the unexercised balance of such allowance and no compensation will be paid in respect of such unexercised balance. Similarly, if an Affected Unsecured Creditor does not fund the full Exercise Price in respect of any ACE Rights Shares it elects to subscribe for, such Affected Unsecured Creditor's entitlement to ACE Rights Shares will be reduced accordingly to the number of ACE Rights Shares for which full payment has been received by the Monitor.

10. Only subscriptions for whole ACE Rights Shares will be accepted and no fractional ACE Rights Shares will be issued.

11. Affected Unsecured Creditors who are Canadians and have deposited Residency Declarations with the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004, will be allotted ACE Voting Shares. Otherwise, Affected Unsecured Creditors will be allotted ACE Variable Voting Shares.

12. Noteholders who wish to participate in the Rights Offering need to send, along with this Subscription Notice and the Exercise Price, evidence satisfactory to the Monitor that they are the beneficial holders of their notes, bonds or debentures as of the Record Date. The Monitor will accept as evidence of beneficial ownership as of the Record Date any of the following documents provided that such documents are in form and substance satisfactory to the Monitor in its sole discretion:

      (i) the original or a copy of the monthly, quarterly or other regularly sent statement covering a period during which the Record Date occurred, addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary evidencing that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholders in this Subscription Notice as of the Record Date;

      (ii) the original or a copy of the letter or other written statement addressed to the Noteholder or the Monitor and issued by the Noteholder's broker or other market intermediary certifying that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice as of the Record date;

      (iii) the original or a copy of the purchase confirmation slip or similar document showing that the Noteholder purchased the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice prior to the Record Date, together with the monthly, quarterly or other regularly sent statement addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary covering a period after the Record Date and evidencing that such notes, bonds or debentures are still beneficially owned by the Noteholder after the Record Date;


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      (iv)   a copy of the certificate in the name of the Noteholder evidencing that the notes, bonds or debentures declared to be owned by the Notheholder in this Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof; or

      (v) evidence from a depository that the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof.

13. NOTEHOLDERS SHOULD SEND THEIR SUBSCRIPTION NOTICE, EXERCISE PRICE AND EVIDENCE OF BENEFICIAL OWNERSHIP DIRECTLY TO THE MONITOR AND NOT TO THEIR BROKER.

14. This Subscription Notice and payment of the Exercise Price, along with Residency Declarations and additional documentation required to be provided by Noteholders, where applicable, should be sent to the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004, by mail, hand delivery, courier or facsimile at the address set out herein.

15. Payment of the Exercise Price is to be made in Canadian Dollars by certified cheque, bank draft or wire transfer without deduction for bank service charges. If you wish to send your Exercise Price by wire transfer, please contact the Monitor.

16. THE EXERCISE PRICE MUST BE RECEIVED BY THE MONITOR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON AUGUST 27, 2004 IN ORDER FOR THIS SUBSCRIPTION NOTICE TO BE VALID.